EXHIBIT 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Post-Effective Amendment No. 2 to Form S-4 Registration Statement  No. 333-151060 on Form S-8 of our report dated February 28, 2008, with respect to the consolidated financial statements of Northwest Airlines Corporation included in Delta Air Lines, Inc.’s Current Reports on Form 8-K and Form 8-K/A  dated October 31, 2008 and November 7, 2008, respectively,  filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Minneapolis, Minnesota
November 4, 2008